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                                                                    Exhibit 5(a)

        [PENNSYLVANIA POWER AND LIGHT COMPANY LETTERHEAD APPEARS HERE]


Michael A. McGrail
Senior Counsel
610/774-5644

FAX:  610/774-6726
                                                 December 21, 1995



PP&L Resources, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Dear Sirs:

          I am Senior Counsel of Pennsylvania Power & Light Company ("PP&L") and, as such, am familiar with affairs of PP&L Resources, Inc., the parent company of PP&L (the "Company").

          With respect to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the registration by the Company of 6,500,000 shares of its Common Stock (the "Shares"), par value $.01 per share, to be purchased from time to time by participants under a Dividend Reinvestment Plan (the "Plan"), I wish to advise you as follows:

          I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

          I am further of the opinion that the Shares to be purchased in the open market or from participants in the Plan have been legally issued and are fully paid and nonassessable and that, when appropriate action has been taken by the Board of Directors or the Executive Committee of the Board of Directors of the Company and when such Shares have been issued and sold and the purchase price paid therefor, any newly issued Shares to be purchased through the Plan will be legally issued, fully paid and nonassessable.

          I am of the opinion that the Common Stock of the Company is exempt from existing personal property taxes in the Commonwealth of Pennsylvania.

          I have reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission in connection with the registration of the Shares and, in my opinion, such statements are correct.

          I hereby consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the captions "Certain Tax Matters" and "Experts". I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett, filed as Exhibit 5(b) to said Registration Statement.


                                       Very truly yours.



                                       Michael A. McGrail